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Exhibit 11

ALLIN CORPORATION

CALCULATION OF NET LOSS PER COMMON SHARE

                   (Dollars in thousands, except per share data)


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

                                                                                 Three Months                  Three Months
                                                                                    Ended                         Ended
                                                                                  March 31,                     March 31,
                                                                                     1999                          2000
                                                                            -----------------------       -----------------------
Net (loss) income                                                           $                 (851)       $                   19

Accretion and dividends on preferred stock                                                     100                           153
                                                                            -----------------------       -----------------------

Net loss attributable to common shareholders                                $                 (951)       $                 (134)
                                                                            =======================       =======================

Net loss per common share - basic and diluted                               $                (0.16)       $                (0.02)
                                                                            =======================       =======================

Weighted average common shares outstanding
           during the period                                                             5,988,063                     6,002,520

Effect of restricted common stock                                                          (18,901)                          ---
                                                                            -----------------------       -----------------------

Shares used in calculating net loss per common
             share                                                                       5,969,162                     6,002,520
                                                                            =======================       =======================


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